EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into effective as of ___________, 2015 by and between DS Health Care Group, Inc. (the “Company”) and RP Innovative Consulting, LLC (“Consultant”).  The Company desires to retain Consultant on a contract basis to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below.  In consideration of the mutual promises contained herein, the parties agree as follows:

1.

Services and Compensation.  Consultant agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Consultant the compensation described in Exhibit A for Consultant’s performance of the Services.

2.

Confidentiality.

A.

Definition.  “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefore, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information.  Confidential Information does not include information that (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

B.

Nonuse and Nondisclosure.  Consultant will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party without authorization from the Company.  Consultant agrees that all Confidential Information will remain the sole property of the Company.  Consultant also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

C.

Return of Materials.  Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Consultant may have in Consultant’s possession or control.

3.

Term and Termination.

A.

Term.  The initial term of this Agreement will begin on the date hereof and will continue for twelve months thereafter (the “Initial Term”).

B.

Termination.  Either party may terminate this Agreement after the initial term upon giving the other party 30 days written notice of such termination.

C.

Survival.  Upon such termination, all rights and duties of the Company and Consultant toward each other shall cease except:

(1)

For a period of 12 months after Termination, the Company will continue to pay the consulting fees outlined in Exhibit A; and

(2)

Section 2 (Confidentiality) will survive termination of this Agreement.

4.

Miscellaneous.

A.

Governing Law.  This Agreement will be governed by the laws of the State of California excluding the choice of law principles that would require the application of the laws of a jurisdiction other than the State of California.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Corporation arising from or relating to this Agreement.

B.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

C.

Notices.  Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s address or facsimile number written below or at such other address or facsimile number as the party may have previously specified by like notice.  If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section 11(E).

(1)

If to the Company, to:
DS Health Care Group, Inc.
Attn: Daniel Khesin
1601 Green Road
Pompano Beach, Florida 33064
Phone:
Fax:

(2)

If to the Consultant, to:
1459 Brooklyn Blvd, Baystone, NY 11796

D.

Severability.  If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

Accepted and agreed as of ________________, 2015.

RP Innovative Consulting, LLC	DS Health Care Group, Inc.

By:	By:
Daniel Khesin, CEO

EXHIBIT A

Services and Compensation

1.

Contact.  Consultant’s principal contact at the Company is Daniel Khesin.

2.

Services.  The Services to be provided shall be as follows:

A.

Introduction to distributors, retailers, and medical professionals.

B.

Providing marketing contacts.

C.

Providing international contact for distribution & marketing.

D.

Acquisition of internet retail customers

E.

Other advisory services as mutually agreed upon.

3.

Compensation.

In exchange for the performance of the Services listed above, the Consultant shall receive a consulting fee of 200,000 shares of Company stock.

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